                                                                      EXHIBIT 24

                           POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints GERALD J. POLLACK and JOHN B. CANNING his or her true and lawful attorneys-in-fact, with full power in each to act without the other and with full power of substitution and resubstitution to sign in the name of such person and in each of his or her offices and capacities in Rayonier Inc. (the "Company") the Annual Report on Form 10-K for the fiscal year ended December 31, 1994 of the Company, and to file the same, and any amendments thereto, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.


Dated:   March 17, 1995


RONALD M. GROSS                                    Chairman of the Board,
- -----------------------------                      President, Chief Executive
Ronald M. Gross                                    Officer and Director


WILLIAM J. ALLEY                                         Director
- -----------------------------
William J. Alley

RAND V. ARASKOG                                          Director
- -----------------------------
Rand V. Araskog

DONALD W. GRIFFEN                                        Director
- -----------------------------
Donald W. Griffin

PAUL G. KIRK JR.                                         Director
- -----------------------------
Paul G. Kirk, Jr.

KATHERINE D. ORTEGA                                      Director
- -----------------------------
Katherine D. Ortega

BURNELL R. ROBERTS                                       Director
- -----------------------------
Burnell R. Roberts

GORDON I. ULMER                                          Director
- -----------------------------
Gordon I. Ulmer